Exhibit 99.1

CONSULTING SERVICES AGREEMENT

CONSULTING SERVICES AGREEMENT, dated as of October 1, 2011 (the "Agreement"), between Meta Financial Group, Inc. ("Meta") and James S. Haahr (the "Consultant").

A.          The Consultant has provided many valuable years of service over a long career to Meta and its subsidiaries, including MetaBank, a wholly-owned subsidiary of Meta (collectively, the "Meta Companies"), and recently retired from the position of Chairman of the Board of both Meta and MetaBank.

B.           The Consultant possesses valuable institutional knowledge, insight and perspective concerning the business and affairs of the Meta Companies, including with respect to past operations and current business strategies of the Meta Companies, and Meta believes that it is in the best interests of the Meta Companies to retain certain advisory and consulting services from the Consultant and to restrict the Consultant from being employed by other banks or bank holding companies.

C.           Meta has requested that the Consultant provide advisory or consulting services to the Meta Companies and has further requested the Consultant to enter into a non-compete arrangement with Meta for the benefit of Meta and the other Meta Companies.

D.           The Consultant desires to provide to Meta, and Meta desires to receive from the Consultant, such advisory or consulting services with respect to the business and affairs of, and for the benefit of, the Meta Companies, in each case upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          The Services Generally.  During the Term (as defined herein), the Consultant shall render consulting advice or services to Meta, as from time to time requested by Meta, regarding the business and affairs of Meta or any other Meta Company (the "Services"); provided, however, that (i) during the period commencing on the date hereof and expiring on the one (1) year anniversary hereof (the "Initial Term"), the Consultant shall not be required to provide to Meta more than forty (40) hours of Services per month, and (ii) for each calendar month during the Term occurring after the Initial Term, the Consultant shall not be required to provide to Meta more than ten (10) hours of Services per month.

Section 2.          Term.  This Agreement shall commence on the date hereof and shall remain in effect until either party shall have terminated this Agreement in accordance with this Section 2; provided, however, that this Agreement shall automatically terminate upon the death of the Consultant.  Meta shall have the right to terminate this Agreement at anytime by giving written notice to the Consultant, whereupon this Agreement shall terminate on the date specified in the notice of termination delivered by Meta to the Consultant.  The Consultant may terminate this Agreement anytime after the three (3) year anniversary of the date of this Agreement by giving not less than fifteen (15) calendar days prior written notice to Meta, whereupon this Agreement shall terminate on the date specified in the notice of termination delivered by the Consultant to Meta.  For purposes of this Agreement, the "Term" means the period beginning on the date hereof and ending on the date this Agreement shall have been terminated in accordance with this Section 2.

Section 3.          Compensation.  In consideration for the Services provided by the Consultant hereunder and for the other benefits inuring to Meta and the other Meta Companies hereunder (including the non-competition restrictive covenant contained in Section 10 hereof), Meta shall, solely with respect to the Initial Term, pay to the Consultant an annual fee of $100,000, payable in equal monthly installments (the "Fee").  The Fee shall be paid to the Consultant in accordance with Meta's normal and customary payroll procedures.  Upon the termination of this Agreement pursuant to Section 2 hereof prior to the expiration of the Initial Term, Meta shall have no obligation to pay any Fee or portion thereof other than that portion of the Fee (which shall be pro rated for any partial month) that shall have accrued and remain unpaid for the period ending on the date of termination.

Section 4.          Certain Medical Benefits.  In consideration of the non-compete restrictive covenant contained in Section 10 hereof, unless otherwise prohibited by applicable law, Meta shall:

              (i)          to the extent permitted by the terms of the applicable health or medical plans or policies of Meta, provide the Consultant and his spouse with continued health and medical benefits (i.e., medical, dental and vision) at Meta's expense and under such health and medical plans, in which case such benefits (including as to co-pays and deductibles) shall be the same as the health and medical benefits that are then being provided to the senior executives of Meta; and

            (ii)          in the event that Meta is unable to provide the health and medical benefits to the Consultant and his spouse under Meta's health and medical plans or policies as contemplated by clause (i) above, Meta shall pay and reimburse the Consultant (or his spouse) for the costs of purchasing health and medical insurance (i.e., medical, dental and vision) that provide benefits that, taken as a whole, are substantially equivalent to the health and medical benefits (including as to co-pays and deductibles) that are then being provided to the senior executives of Meta.  Any amount required to be paid and reimbursed to the Consultant (or his spouse) pursuant to this clause (ii) shall be paid not later than fifteen (15) days following delivery by the Consultant (or his spouse) of an invoice therefor together with such other reasonable supporting documentation as Meta shall reasonably request.

The benefits provided to the Consultant and his spouse under this Section 4 shall not be affected by, and shall continue in effect following, the expiration or earlier termination of this Agreement, whether terminated for cause or otherwise; provided, however, that the benefits provided to the Consultant under this Section 4 shall terminate in the event of the breach by the Consultant of  his covenant not to compete set forth in Section 10  hereof unless such breach shall have been cured to the satisfaction of Meta within a reasonable period of time.  The benefits provided to the Consultant (and his spouse) under this Section 4 shall continue for the duration of the Consultant's life (unless terminated for breach, as provided herein) and, so long as such benefits are in effect and being provided to the Consultant at the time of the Consultant's death, such health and medical benefits shall thereafter continue to be provided to the surviving spouse of the Consultant during her lifetime.

Section 5.          Reimbursement of Expenses; Office Space; etc.  In addition to any Fee payable by Meta to the Consultant hereunder, Meta shall reimburse the Consultant for all reasonable out-of-pocket costs and expenses (including all travel related costs and expenses) incurred or to be incurred by the Consultant in connection with the provision of any of the Services.  Such costs and expenses shall be reimbursed promptly by Meta upon submission of customary expense reports, including copies of original invoices, receipts or other documentation evidencing or describing such costs and expenses.  During the Term, Meta shall, at the cost and expense of Meta, make available to the Consultant a blackberry or other smartphone device (for data and voice communication) to enable the Consultant to communicate with Meta and render the Services hereunder.  During the Term and, so long as the Consultant is not in violation of the non-compete restrictive covenant contained in Section 10 hereof, thereafter, Meta shall make available to the Consultant for his use, at no charge to the Consultant, an office (together with a computer terminal, miscellaneous office supplies and access to a photocopy machine, telecopier machine and, as necessary during the Term, secretarial support) at the Meta building located at 121 East Fifth Street, Storm Lake, Iowa; provided, however, that the Consultant's right to use such office space (with such related office services) shall terminate effective upon the sale of such building by Meta.

Section 6.          Independent Contractor.  Meta and the Consultant agree and acknowledge that the Consultant shall perform such Services as an independent contractor.  As an independent contractor, the Consultant shall accept any directions issued by Meta pertaining to the goals to be attained and the results to be achieved by the Consultant, but the Consultant shall be solely responsible for the manner in which he shall perform the Services.  The Consultant acknowledges that he shall not be considered an employee or agent of Meta as a result of this Agreement or the provision of any Service hereunder.  As such, the Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Meta or any other Meta Company or to bind Meta or any other Meta Company in any manner, except as otherwise expressly authorized in writing by Meta.  Meta acknowledges and agrees that it and its board of directors and officers and employees are and shall be in full control of the business and affairs and day-to-day operations of Meta, notwithstanding the Services provided hereunder.

Section 7.          No Employee Benefits.  By virtue or on account of this Agreement or the Services, the Consultant shall not be eligible to participate in any of Meta's employee benefit plans, fringe benefit programs, group insurance arrangements or other similar programs, and hereby waives any claim that he is entitled to any benefits under any such plan, program or arrangement by virtue or on account of this Agreement or the provision of any Service.  Notwithstanding the foregoing, nothing contained herein shall limit the Consultant's rights to, or shall constitute a waiver of any claim to, (i) any employee benefit plans, fringe benefit programs, group insurance arrangements or other similar programs or any benefits under any thereof to which Consultant would otherwise be entitled by virtue or on account of the Consultant's prior employment with any Meta Company or service as a member of the board of directors of any Meta Company, and (ii) any of the health and medical benefits required to be provided by Meta to the Consultant and his spouse pursuant to Section 4 hereof.

Section 8.          Compliance with Certain Tax Law Requirements.  The Consultant shall comply at his own expense with all applicable provisions of U.S. federal, state and local income tax laws.

Section 9.          Confidential Information.

(a)        Confidential Information.  The Consultant acknowledges and agrees that during the course of his engagement under this Agreement, the Consultant may be in contact with customers, suppliers and others doing business with the Meta Companies.  The Consultant further acknowledges and agrees that the performance of his Services under this Agreement will expose him to data and information concerning the business and affairs of the Meta Companies   and its customers and suppliers, including but not limited to information relating to their sales and marketing methods, pricing programs, profitability analyses and profit margin information, third party relationship parties and other confidential matters.  The Consultant acknowledges and agrees that all such data and information (collectively, the "Confidential Information") is vital, sensitive, confidential and proprietary to Meta and/or its customers and suppliers.  The Consultant understands and acknowledges that each and every component of the Confidential Information (a) has been developed by Meta and/or its customers and suppliers at significant effort and expense and is sufficiently secret to derive economic value from not being generally known to other persons, and (b) constitutes a protectable business interest of Meta.  Notwithstanding the foregoing, the parties hereto agree that the following data and information concerning the business and affairs of the Meta Companies shall not constitute, or be deemed to be included within the meaning of, "Confidential Information":  any such data and information which (i) becomes generally available to the public through no fault of the Consultant, (ii) at the time of disclosure is already known to the Consultant and was not previously received by the Consultant under a prior obligation or duty to hold such data or information confidential, (iii) is disclosed to the Consultant by a third party, other than in association with the Services, having the legal right to make such disclosure, (iv) is developed independently by the Consultant, (v) is required by court order or applicable law to be disclosed by the Consultant or (vi) is authorized for release or disclosure by Meta in writing.

(b)        Ownership of Confidential Information.  The Consultant acknowledges that Meta  and/or its customers and/or suppliers, as the case may be, owns the Confidential Information.  The Consultant agrees not to dispute, contest, or deny any such ownership rights either during or after the Term.

(c)        Confidentiality Obligation.  The Consultant agrees that throughout the Term and at all times thereafter: (i) he will hold all Confidential Information in the strictest confidence, take all reasonable precautions to prevent its inadvertent disclosure to any unauthorized person, and follow all Meta policies and practices protecting the Confidential Information; and (ii) he will not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee or agent of any business, or in any other capacity, utilize, or make known, disclose, furnish, or make available to any other person, any of the Confidential Information, other than in the proper performance of his duties under this Agreement.

(d)        Delivery of Confidential Information.  Upon the termination of this Agreement as provided in Section 2 hereof, or at any other time at the request of Meta, the Consultant will immediately deliver to Meta all written or printed documents, all tapes, disks and other electronic media, and all other tangible property in his possession or control which contain, describe, or reflect any Confidential Information, including all originals and copies.

(e)        Specific Performance.  The Consultant understands and agrees that any breach or threatened or anticipated breach by the Consultant of any part of Section 9(c) above will result in irreparable harm and continuing damages to Meta, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate.  Accordingly, in addition to any other remedies or relief that may be available to Meta at law or in equity in such event, the Consultant agrees that Meta shall be entitled to seek and obtain, from any court of competent jurisdiction, a decree of specific performance, a temporary restraining order, and preliminary and permanent injunctions, without bond or other security, enjoining and restricting the Consultant’s breach or threatened or anticipated breach.

Section 10.        Non-Competition.  For the period commencing on the date hereof and ending upon the death of the Consultant, the Consultant shall not, without the prior written consent of Meta, serve as a director, officer, employee, consultant or advisor, either directly or indirectly, on behalf of any bank that is located within a one hundred (100) mile radius of any retail bank branch of MetaBank.  The Consultant acknowledges and agrees that the restrictions, including as to duration, geographical area and scope, are reasonable.  If at any time of enforcement of this Section 10, a court of competent jurisdiction shall hold that the duration, geographical area or scope restrictions contained in this Section 10 are unreasonable under the circumstances then existing, the parties hereto agree that the maximum permissible duration, geographical area and scope under such circumstances shall be substituted for the stated duration, geographical area and scope.  If any court of competent jurisdiction determines that any part of this Section 10 is unenforceable or invalid, the remainder of this Section 10 shall be not be thereby affected and shall be given full effect without regard to the invalid portion.

Section 11.        Indemnification.  Except as specifically set forth in this Agreement, Meta shall indemnify, defend and hold harmless the Consultant and his heirs, legatees and estate (collectively, the “Consultant Indemnitees”) from and against, and pay and reimburse them for, any and all claims, demands, complaints, suits, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys fees and expenses, including the reasonable fees and expenses of attorneys incurred in connection with enforcing this Section 11 and the other provisions of this Agreement) that may be incurred by or asserted or awarded against any Consultant Indemnitee (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of, relating to or in connection with this Agreement, the provision of any Services or the use of any Service by any Meta Company and its affiliates; provided, however, that no Consultant Indemnitee shall be entitled to indemnification or reimbursement hereunder to the extent its claim for indemnification or reimbursement shall be found in a final, non-appealable judgment by a court of competent jurisdiction, to be attributable to his or its own gross negligence or willful misconduct.  In the case of any investigation, litigation or other proceeding to which the indemnity or reimbursement in this Section 11 applies, such indemnity and reimbursement shall be effective whether or not such investigation, litigation or proceeding is brought by a Meta Company, any of its directors, security holders, creditors or regulators, a Consultant Indemnitee or any other person or whether or not a Consultant Indemnitee is otherwise a party thereto.  The right to the advance payment of legal fees and expenses is a vested right inuring to the Consultant.

Section 12.        Consequential and Other Damages.  The Consultant shall not be liable for, and Meta expressly waives any right to recover, whether in contract or tort (including negligence and strict liability) or otherwise, any punitive, exemplary, special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of the Consultant's performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including, but not limited to, loss of future profits, business interruptions and claims of any other party.  Any claims made by Meta (or any affiliate thereof) against the Consultant arising out of, related to or in connection with this Agreement must be made within six (6) months of the date Meta (or such affiliate) knows or should have known of the existence of such claim, but in no event later than one (1) year following the date of termination of this Agreement.

Section 13.        Limitation of Liability.  In any event, and except to the extent of any liability that is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Consultant’s fraud, gross negligence or willful misconduct, the liability of the Consultant with respect to this Agreement or anything done in connection herewith, including, but not limited to, the performance or breach hereof by the Consultant, or from the provision or use of any Service provided hereunder, whether in contract or tort (including negligence or strict liability) or otherwise, shall not exceed the aggregate of all Fees  then paid to the Consultant hereunder.

Section 14.        Required Regulatory Matters.  Notwithstanding and provision of this Agreement to the contrary:

(a)        Termination Rights.  Meta may terminate the Consultant's Services and this Agreement at any time, but any termination other than termination for cause shall not prejudice the Consultant's right to compensation or other benefits under this Agreement. The Consultant shall have no right to receive compensation or other benefits for any period after termination for cause.  Termination for cause shall include termination because of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

(b)        Suspension.  If the Consultant is suspended and/or temporarily prohibited from participating in the conduct of Meta's or any other Meta Company's affairs by a notice served under section 8 (e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(1)), Meta's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Meta may in its discretion (i) pay the Consultant all or part of the compensation withheld while its Agreement obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(c)        Removal by Order.  If the Consultant is removed and/or permanently prohibited from participating in the conduct of Meta's or any other Meta Company's affairs by an order issued under section 8 (e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of Meta under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

(d)        Meta's Default.  If  Meta is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (d) shall not affect any vested rights of the  parties.

(e)        Certain Termination Events.  All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of MetaBank (i) by the Office of the Comptroller of the Currency (OCC), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of MetaBank under the authority contained in 13(c) of the Federal Deposit Insurance Act; or (ii) by the OCC at the time the OCC approves a supervisory merger to resolve problems related to operation of MetaBank or when MetaBank is determined by the OCC to be in an unsafe or unsound condition.  Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

Section 15.        Notices.  All notices or other communications made or given in connection with  this Agreement shall be in writing and shall be duly given (i) on the date of delivery, if  personally delivered, (ii) three (3) business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) on the date of receipt, if delivered by facsimile or email and receipt thereof is confirmed in writing, or (iv) one business day after delivery to any reputable overnight courier service, if in each case addressed as follows:

If to the Consultant, at:

[Consultant Contact Information]

If to Meta, at:

Meta Financial Group, Inc.
5501 S. Broadband Lane
Sioux Falls, SD 57108
Attention:  Chief Financial Officer
Facsimile:  (605) 338-0596
Email: [Email address]

or such other address or to the attention of such other person as the receiving party shall have specified by prior written notice to the sending party in the manner set forth herein.

Section 16.        Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 17.        Complete Agreement.  This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 18.        Counterparts.  This Agreement may be executed in multiple counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Section 19.        Survival.  In addition to any other provision contained herein that, by its terms, survives the termination or early expiration of this Agreement, the provisions of Sections 4, 5 and 11 through 21 of this Agreement shall survive the expiration or termination of this Agreement.

Section 20.        Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and the Consultant Indemnitees and their respective successors and assigns, except that neither Meta nor the Consultant may assign its rights or delegate its obligations hereunder without the prior written consent of the other party hereto.  Without limiting the generality of this Section 20, the spouse of the Consultant shall be an express, intended third party beneficiary of the provisions of Section 4 hereof and shall be entitled to enforce such provisions as though she were a signatory hereto.

Section 21.        Choice of Law.  This Agreement and all other matters and claims arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota, other than principles of conflicts of laws.

Section 22.        Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of Meta and the Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

*  *  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Meta Financial Group, Inc.

By:	/s/ E. Thurman Gaskill
Name: E. Thurman Gaskill
Title: Director and Chair of
the Compensation Committee

/s/ James S. Haahr
James S. Haahr

Signed on October 10, 2011